UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 16, 2010
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)	75662 (Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
Sixth Amendment to Credit Agreement
     Concurrent with, and contingent upon, the closing of the Offering (as defined below), Martin Midstream Partners L.P. (the “Partnership”) will enter into a Sixth Amendment (the “Sixth Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), among Martin Operating Partnership L.P., a wholly-owned subsidiary of the Partnership, as borrower, the Partnership and certain of its subsidiaries, as guarantors, the financial institutions parties thereto, as lenders, Royal Bank of Canada, as administrative agent and collateral agent, and the various other agents and parties thereto. The closing of the Sixth Amendment is subject to customary closing conditions and the closing of the Offering. Upon the effectiveness of the Offering and the concurrent closing of the Sixth Amendment, the Sixth Amendment will modify the Credit Agreement to, among other things, (1) decrease the size of the Partnership’s aggregate facility from $350 million to $275 million, (2) convert all term loans to revolving loans as of closing date, (3) extend the maturity date of amounts outstanding under the Credit Agreement from November 9, 2012 to March 15, 2013, (4) permit the Partnership to invest up to $40 million in its joint ventures, (5) eliminate the covenant that limits the Partnership’s ability to engage in capital expenditures, (6) decrease the applicable interest rate margin on committed revolver loans under the Credit Agreement as described in more detail below, (7) limit the Partnership’s ability to make future acquisitions and (8) adjust the financial covenants as described in more detail below.
     Amounts outstanding under the Credit Agreement bear interest at either LIBOR plus an applicable margin or the base rate plus an applicable margin, and the applicable margin is determined by the Partnership’s leverage ratio. After giving effect to the Sixth Amendment, the applicable margin for LIBOR loans and letters of credit will range from 3.00% to 4.25% (currently 4.50%) and the applicable margin for base rate loans will range from 2.00% to 3.25% (currently 3.50%). The Partnership also incurs a commitment fee on the unused portion of the revolving loan facility portion of the Credit Agreement, which will remain unchanged.
     The Credit Agreement, as amended by the Sixth Amendment, will contain financial covenants that, among other things, will require the Partnership to maintain specified ratios of: (i) EBITDA (as defined in the Credit Agreement) to interest charges (as described in the Credit Agreement) of not less than 3.0 to 1.0 at the end of each fiscal quarter, (ii) total funded debt to EBITDA of not more than 4.50 to 1.00 at the end of each fiscal quarter and (iii) total secured debt to EBITDA of not more than 2.75 to 1.00 at the end of each fiscal quarter.
     All other material terms of the Credit Agreement remain the same as disclosed in the Partnership’s filings with the Securities and Exchange Commission.

Item 8.01.	Other Events.
Press Release Announcing $200 Million Senior Unsecured Notes Offering
     On March 16, 2010, the Partnership issued a press release announcing that the Partnership and its wholly-owned subsidiary, Martin Midstream Finance Corp., intend to sell in a private placement to eligible purchasers $200 million in aggregate principal amount of senior unsecured notes due 2018 (the “Offering”). The press release announcing the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated March 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC Its General Partner
Date: March 16, 2010	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated March 16, 2010.